Exhibit 99.1

Barnes & Noble Reports Fiscal 2011 Second Quarter Financial Results

Barnes & Noble.com Comparable Sales Increase 59% – Driven By Digital Initiatives

Barnes & Noble Launches NOOKcolor™ to Critical Acclaim

Holiday Sales Off to a Strong Start

NEW YORK--(BUSINESS WIRE)--November 30, 2010--Barnes & Noble, Inc. (NYSE: BKS), the world’s largest bookseller, today reported sales and earnings for its fiscal 2011 second quarter ended October 30, 2010.

SECOND QUARTER RESULTS

Total sales for the second quarter were $1.9 billion, including sales of Barnes & Noble College Booksellers (“College”) of $798 million. Excluding College, total sales increased 1% over the prior year period. Comparable sales at Barnes & Noble.com increased 59% driven by increases in core products and sales of digital devices and digital content. Barnes & Noble comparable store sales decreased by 3.3% and College’s comparable store sales decreased by 1.5%.

The expansion of the Toys & Games department at Barnes & Noble stores produced a 42% sales increase for the department during the second quarter. In the third quarter, the company began testing additional concepts, including an expanded children’s offering and digital and electronics accessories, to drive further sales increases in 2011.

For the second quarter, the company reported earnings before interest, taxes, depreciation and amortization (EBITDA) of $46 million. The consolidated second quarter net loss was $12.6 million, or $0.22 per share, in-line with previously issued guidance of earnings of $0.05 per share to a loss of $0.25 per share.

As previously announced, the company continued to invest heavily in digital initiatives including: software and cloud services development costs; expenses relating to NOOKcolor; the addition of hundreds of thousands of titles to its digital catalog including a subscription management platform for digital newspapers and magazines; creating interactive proprietary content for children’s books; developing applications to serve multiple reading and smartphone devices – including iPad®, iPhone®, Android™ and BlackBerry®; and the rollout of NOOK Boutiques in Barnes & Noble retail stores.

The additional investments are expected to continue and peak during the second half of the year, and then increase moderately in the years ahead. Payoff for these expenses is estimated to begin to appear in the third quarter, when NOOKcolor is expected to be one of the world’s most sought after eReaders, and in the third and fourth quarters, when NOOKcolor owners will begin downloading digital content, including books and magazines.

BARNES & NOBLE LAUNCHES NOOKcolor

At the end of the second quarter, Barnes & Noble launched NOOKcolor, the first Reader’s Tablet that enables customers to purchase interactive digital content on a full color touch screen. Concurrent with the introduction of NOOKcolor the company introduced NOOKnewsstand™ and NOOKkids™, enabling customers to access periodicals, magazines, and interactive children’s books. Additional device features include web browsing, the ability to listen to music and much more.

NOOKcolor has received widespread critical acclaim from many technology publications, including the Wall Street Journal, which called the product “a winner.” Orders for NOOKcolor significantly exceeded the company’s expectations, and since going on sale on November 16, 2010, it has become the single bestselling product at Barnes & Noble.

“Since launching our eBookstore in the second half of last year, Barnes & Noble has quickly captured approximately 20% of the exploding eBook market. We have plans to grow our share well beyond 20%, and the early success of NOOKcolor is encouraging,” said William Lynch, chief executive officer of Barnes & Noble, Inc. “Selling digital content is becoming a big business for us that we expect to grow at exciting rates. Based upon the double-digit comparable store sales achieved over the past weekend, we are further convinced that eReaders and accessories will be a key holiday gift item and driver of holiday sales this year, leading to accelerating eContent sales in the quarters and years ahead. We’re continuing to invest in this opportunity to build the most expansive catalog of digital content available for sale, the best reading software on the market, and devices that deliver the most innovative digital reading experiences.”

GUIDANCE

Barnes & Noble.com’s comparable sales are expected to increase by approximately 75% for both the third quarter and the full year. The company believes these sales increases will be driven primarily by growing sales in core products and the exploding digital content business. By fiscal year end, the company expects that digital content sales will achieve a $400 million full-year run-rate.

Barnes & Noble comparable store sales are expected to increase between 5% and 7% for the third quarter, and to be in a range of flat to 3% for the full year. Increases in sales will be largely driven by sales of NOOK™ devices and accessories, and by increases in children’s products and other non-book merchandise.

During the three-day post-Thanksgiving weekend, the company experienced a strong comparable store sales increase of 17.2% at Barnes & Noble stores and a comparable sales increase of 105.7% online.

College’s comparable store sales are expected to be in a range of flat to a decrease of 2% for the third quarter and the full year.

The company expects to achieve EBITDA of approximately $160 to $190 million and $170 million to $205 million, for the third quarter and the full year, respectively. Third quarter earnings per share are expected to be in a range of $0.90 to $1.20. Full-year fiscal 2011 losses per share are expected to be in a range of $0.75 to $1.15.

BARNES & NOBLE DECLARES QUARTERLY DIVIDEND

The company’s Board of Directors declared a quarterly cash dividend of $0.25 per share payable on December 31, 2010 to stockholders of record on December 10, 2010. At the end of the second quarter, the company had borrowings of approximately $377 million under its $1 billion revolving credit facility. The company’s financial position remains strong and the revolving credit facility provides ample room for the company to fund its strategic investments.

UPDATE ON STRATEGIC ALTERNATIVE PROCESS

As previously announced on August 3, 2010, Barnes & Noble’s Board of Directors has created a Special Committee to review strategic alternatives, including a possible sale of the company. This review process is currently ongoing and the company is meeting with both strategic and financial institutions.

There can be no assurance that the review of strategic alternatives will result in a sale of the company or in any other transaction. There is no timetable for the review, and the company does not intend to comment further regarding the evaluation of strategic alternatives, until a specific transaction is recommended by the Special Committee or the process is concluded.

CONFERENCE CALL

A conference call with Barnes & Noble, Inc.’s senior management will be webcast beginning at 10:00 A.M. ET on Tuesday, November 30, 2010, and is accessible at www.barnesandnobleinc.com/webcasts.

Barnes & Noble, Inc. will report holiday sales on or about January 6, 2011.

ABOUT BARNES & NOBLE, INC.

Barnes & Noble, Inc. (NYSE:BKS), the world's largest bookseller and a Fortune 500 company, operates 717 bookstores in 50 states. Barnes & Noble College Booksellers, LLC, a wholly-owned subsidiary of Barnes & Noble, also operates 637 college bookstores serving nearly 4 million students and faculty members at colleges and universities across the United States. Barnes & Noble is the nation's top bookseller brand for the seventh year in a row, as determined by a combination of the brand's performance on familiarity, quality, and purchase intent; the top bookseller in quality for the second year in a row and the number two retailer in trust, according to the EquiTrend® Brand Study by Harris Interactive®. Barnes & Noble conducts its online business through Barnes & Noble.com (www.bn.com), one of the Web's largest e-commerce sites, which also features more than two million titles in its eBookstore (www.bn.com/ebooks). Through Barnes & Noble’s NOOK™ eReading product offering, customers can buy and read eBooks on the widest range of platforms, including NOOK eBook Readers, devices from partner companies, and hundreds of the most popular mobile and computing devices using free NOOK software.

General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company's corporate website: www.barnesandnobleinc.com.

NOOK™, NOOKstudy™, LendMe™, Read In Store™, More In Store™ and Lifetime Library™ are trademarks of Barnes & Noble, Inc. Other trademarks referenced in this release are the property of their respective owners.

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FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements. Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble’s products, low growth or declining sales and net income due to various factors, possible disruptions in Barnes & Noble’s computer systems, telephone systems or supply chain, possible risks associated with data privacy, information security and intellectual property, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, higher-than-anticipated store closing or relocation costs, higher interest rates, the performance of Barnes & Noble’s online, digital and other initiatives, the performance and successful integration of acquired businesses, the success of Barnes & Noble’s strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, the results or effects of any governmental review of Barnes & Noble’s stock option practices, product and component shortages, the outcome of Barnes & Noble’s evaluation of strategic alternatives, including a possible sale of Barnes & Noble, as announced on August 3, 2010, and other factors which may be outside of Barnes & Noble’s control, including those factors discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K, filed with the SEC on June 30, 2010, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)

	13 weeks ended	13 weeks ended	26 weeks ended	26 weeks ended
	October 30, 2010	October 31, 2009	October 30, 2010	October 31, 2009

Sales	$1,905,577	$1,160,895	$3,302,147	$2,316,576
Cost of sales and occupancy	1,455,457	818,706	2,500,327	1,618,532
Gross profit	450,120	342,189	801,820	698,044
Selling and administrative expenses	403,795	324,144	786,177	612,795
Depreciation and amortization	56,777	49,169	113,681	94,022
Pre-opening expenses	27	1,284	54	2,983
Operating (loss) profit	(10,479)	(32,408)	(98,092)	(11,756)
Interest expense, net	12,791	3,945	26,053	4,248
(Loss) income before taxes	(23,270)	(36,353)	(124,145)	(16,004)
Income taxes	(10,690)	(12,421)	(49,023)	(4,311)
Net (loss) income	(12,580)	(23,932)	(75,122)	(11,693)
Net loss (income) attributable to noncontrolling interests	12	(25)	37	4
Net income attributable to Barnes & Noble, Inc.	$(12,568)	$(23,957)	$(75,085)	$(11,689)

Basic (loss) income per common share:
(Loss) income attributable to Barnes & Noble, Inc.	$(0.22)	$(0.43)	$(1.34)	$(0.21)

Diluted (loss) income per common share:
(Loss) income attributable to Barnes & Noble, Inc.	$(0.22)	$(0.43)	$(1.34)	$(0.21)

Weighted average common shares outstanding
Basic	56,708	55,230	56,239	55,208
Diluted	56,708	55,230	56,239	55,208

Dividends declared per common share	$0.25	$0.25	$0.50	$0.50

Percentage of sales:
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales and occupancy	76.4%	70.5%	75.7%	69.9%
Gross profit	23.6%	29.5%	24.3%	30.1%
Selling and administrative expenses	21.2%	27.9%	23.8%	26.5%
Depreciation and amortization	3.0%	4.2%	3.4%	4.1%
Pre-opening expenses	0.0%	0.1%	0.0%	0.1%
Operating (loss) profit	-0.5%	-2.8%	-3.0%	-0.5%
Interest expense, net	0.7%	0.3%	0.8%	0.2%
(Loss) income before taxes	-1.2%	-3.1%	-3.8%	-0.7%
Income taxes	-0.6%	-1.1%	-1.5%	-0.2%
Net (loss) income	-0.7%	-2.1%	-2.3%	-0.5%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)

	October 30, 2010	October 31, 2009	May 1, 2010

ASSETS
Current assets:
Cash and cash equivalents	$30,163	95,727	60,965
Receivables, net	185,253	146,035	106,576
Merchandise inventories	1,761,118	1,730,876	1,370,111
Prepaid expenses and other current assets	126,326	101,556	181,825
Total current assets	2,102,860	2,074,194	1,719,477

Property and equipment:
Land and land improvements	8,618	9,298	8,618
Buildings and leasehold improvements	1,210,232	1,212,259	1,212,567
Fixtures and equipment	1,638,652	1,563,163	1,594,048
	2,857,502	2,784,720	2,815,233
Less accumulated depreciation and amortization	2,101,057	1,932,410	2,003,199
Net property and equipment	756,445	852,310	812,034

Goodwill	526,327	524,060	528,541
Intangible assets, net	573,789	587,913	580,962
Other noncurrent assets	59,845	68,854	64,672
Total assets	$4,019,266	4,107,331	3,705,686

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,318,744	1,279,257	868,976
Accrued liabilities	608,311	716,685	755,432
Short-term note payable	100,000	-	100,000
Total current liabilities	2,027,055	1,995,942	1,724,408

Long-term debt	376,900	325,000	260,400
Deferred taxes	310,712	281,668	311,607
Other long-term liabilities	481,426	626,717	505,903

Shareholders' equity:
Common stock; $.001 par value; 300,000 shares
authorized; 90,231, 88,461 and 88,993
shares issued, respectively	90	88	89
Additional paid-in capital	1,313,668	1,277,674	1,286,215
Accumulated other comprehensive loss	(13,212)	(12,015)	(13,212)
Retained earnings	576,277	661,481	681,082
Treasury stock, at cost, 33,360, 33,213
and 33,285 shares, respectively	(1,053,650)	(1,050,802)	(1,052,356)
Total Barnes & Noble, Inc. shareholders' equity	823,173	876,426	901,818
Noncontrolling interest	-	1,578	1,550
Total shareholders' equity	823,173	878,004	903,368
Commitments and contingencies	-	-	-
Total liabilities and shareholders' equity	$4,019,266	4,107,331	3,705,686

BARNES & NOBLE, INC. AND SUBSIDIARIES
Segment Information
($ In thousands)

		13 weeks ended	13 weeks ended	26 weeks ended	26 weeks ended
		October 30, 2010	October 31, 2009	October 30, 2010	October 31, 2009

Sales
	Barnes & Noble Retail	$ 930,793	975,153	$ 1,957,062	2,028,819
	Barnes & Noble College	798,081	65,254	1,023,670	65,254
	Barnes & Noble.com	176,703	120,488	321,415	222,503
Total		$ 1,905,577	1,160,895	$ 3,302,147	2,316,576

Gross Margin
	Barnes & Noble Retail	$ 269,714	307,127	$ 565,385	641,850
	Barnes & Noble College	169,150	14,669	219,847	14,669
	Barnes & Noble.com	11,256	20,393	16,588	41,525
Total		$ 450,120	342,189	$ 801,820	698,044

Selling and Administrative Expenses
	Barnes & Noble Retail	$ 268,446	269,156	$ 538,616	530,498
	Barnes & Noble College	73,845	20,940	134,028	20,940
	Barnes & Noble.com	61,504	34,048	113,533	61,357
Total		$ 403,795	324,144	$ 786,177	612,795

EBITDA
	Barnes & Noble Retail	$ 1,265	36,705	$ 26,786	108,387
	Barnes & Noble College	95,281	(6,289)	85,748	(6,289)
	Barnes & Noble.com	(50,248)	(13,655)	(96,945)	(19,832)
Total		$ 46,298	16,761	$ 15,589	82,266

Net Loss
	EBITDA	$ 46,298	16,761	$ 15,589	82,266
	Depreciation and Amortization	(56,777)	(49,169)	(113,681)	(94,022)
	Interest Expense, net	(12,791)	(3,945)	(26,053)	(4,248)
	Income Taxes	10,690	12,421	49,023	4,311
Total		$ (12,580)	(23,932)	$ (75,122)	(11,693)

Percentage of sales:

Gross Margin
	Barnes & Noble Retail	29.0%	31.5%	28.9%	31.6%
	Barnes & Noble College	21.2%	22.5%	21.5%	22.5%
	Barnes & Noble.com	6.4%	16.9%	5.2%	18.7%
Total		23.6%	29.5%	24.3%	30.1%

Selling and Administrative Expenses
	Barnes & Noble Retail	28.8%	27.6%	27.5%	26.1%
	Barnes & Noble College	9.3%	32.1%	13.1%	32.1%
	Barnes & Noble.com	34.8%	28.3%	35.3%	27.6%
Total		21.2%	27.9%	23.8%	26.5%

CONTACT:
Media:
Barnes & Noble, Inc.
Mary Ellen Keating, 212-633-3323
Senior Vice President
Corporate Communications
mkeating@bn.com
or
Investor:
Barnes & Noble, Inc.
Joseph J. Lombardi, 212-633-3215
Chief Financial Officer
jlombardi@bn.com
or
Barnes & Noble, Inc.
Andy Milevoj, 212-633-3489
Director of Investor Relations
amilevoj@bn.com